                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                           Holopak Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  HOLOPAK LOGO

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD SEPTEMBER 25, 1998

TO OUR STOCKHOLDERS:

     You are invited to be present either in person or by proxy at the Annual Meeting of Stockholders of HoloPak Technologies, Inc. (the "Company") to be held at the Ramada Inn, 195 Route 18 South, East Brunswick, New Jersey 08816 on Friday, September 25, 1998 at 10:00 a.m. for the following purposes:

          1. To elect five directors to serve for a one-year term and until their successors are elected and qualified;

          2. To consider and act upon a proposal to ratify the appointment by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company for the fiscal year ending March 31, 1999; and

          3. To transact such other business as may properly come before the Annual Meeting.

     The Board of Directors has fixed the close of business on July 31, 1998 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. A list of stockholders of the Company as of close of business on July 31, 1998 will be available for inspection during normal business hours for ten days prior to the Annual Meeting of Stockholders at the Company executive offices at 9 Cotters Lane, East Brunswick, New Jersey 08816.

     The Directors hope that you will find it convenient to attend the Annual Meeting in person, but whether or not you plan to attend, please sign, date and return the enclosed proxy to assure that your shares are represented at the Annual Meeting. Returning your proxy does not deprive you of your right to attend the Annual Meeting and vote your shares in person.

                                          By order of the Board of Directors,

                                          Arthur Karmel
                                          Secretary

East Brunswick, New Jersey
July 29, 1998

EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING. YOU MAY REVOKE YOUR PROXY AT ANY TIME BEFORE IT IS VOTED.

                                      LOGO

                                 9 COTTERS LANE

                        EAST BRUNSWICK, NEW JERSEY 08816

                                                                   July 29, 1998

                                PROXY STATEMENT

     This Proxy Statement is furnished to the stockholders of HoloPak Technologies, Inc. (the "Company") in connection with the solicitation by the Board of Directors of proxies to be used at the Annual Meeting of Stockholders to be held on Friday, September 25, 1998, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The approximate date upon which this Proxy Statement and the form of proxy are to be mailed to stockholders is August 5, 1998.

     If the enclosed proxy is executed and returned, it may nevertheless be revoked at any time before it is exercised by giving written notice to the Secretary of the Company, but mere attendance at the Annual Meeting, without such notice, will not revoke the proxy. Shares represented by a valid proxy which is received pursuant to this solicitation and not revoked before it is exercised will be voted as provided on the proxy at the Annual Meeting or any adjournments thereof.

     The Company's executive offices are located at 9 Cotters Lane, East Brunswick, New Jersey 08816.

                             VOTING AT THE MEETING

     Only holders of shares of Common Stock of the Company (the "Common Stock") of record at the close of business on July 31, 1998 will be entitled to vote at the Annual Meeting. On July 31, 1998, 2,796,403 shares of Common Stock, the only outstanding voting securities of the Company, were issued and outstanding. Each share of Common Stock is entitled to one vote on all matters.

     The holders of a majority of the shares entitled to vote, present in person or represented by proxy, constitute a quorum. Directors are to be elected by a plurality of the votes cast by holders of shares present in person or represented by proxy at the Annual Meeting and entitled to vote. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote is required to ratify the appointment of the Company's independent accountants or to take action with respect to any other matter as may properly be brought before the Annual Meeting. Shares cannot be voted at the Annual Meeting unless the holder of record is present in person or by proxy. The enclosed proxy is a means by which a stockholder may authorize the voting of his or her shares at the Annual Meeting. The shares of Common Stock represented by each properly executed Proxy Card will be voted at the meeting in accordance with each stockholder's directions. Stockholders are urged to specify their choices by marking the appropriate boxes on the enclosed proxy; if no choice has been specified, the shares will be voted as recommended by the Board of Directors. If any other matters are properly presented to the meeting for action, the proxy holders will vote the proxies (which confer discretionary authority to vote on such matters) in accordance with their best judgment.

     With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum. Abstentions may be specified on the proposal to ratify the appointment of the Company's independent accountants (but not for the election of directors). Abstentions will be considered present and entitled to vote at the Annual Meeting, but will not be counted as votes cast in the affirmative. Abstentions on the proposal to ratify the appointment of the Company's independent accountants will have the effect of a negative vote because this proposal requires the affirmative vote of a majority of the shares present at the Annual Meeting in person or represented by proxy at the Annual Meeting and entitled to vote.

     Brokers that are member firms of the New York Stock Exchange ("NYSE") and who hold shares in street name for customers have the authority under the rules of the NYSE to vote those shares with respect to the election of directors and the proposal to ratify the appointment of the independent public accountants if they have not received instructions from a beneficial owner. A failure by brokers to vote those shares will have no effect in the outcome of the election of directors or the adoption of the proposal to ratify the appointment of the independent public accountants because such shares will not be considered shares present and entitled to vote with respect to such matters.

     Your proxy vote is important. Accordingly, the Company asks you to complete, sign and return the accompanying proxy whether or not you plan to attend the Annual Meeting. If you plan to attend the Annual Meeting to vote in person and your shares are registered with the Company's transfer agent (StockTrans, Inc.) in the name of a broker, bank or other custodian, nominee or fiduciary, you must secure a proxy from such person assigning you the right to vote your shares.

                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of July 23, 1998 (1) by each person known by the Company to own beneficially more than 5% of the outstanding Common Stock,
(2) by each director of the Company, (3) by each executive officer of the Company named in the Summary Compensation Table included elsewhere herein and
(4) by all directors and executive officers as a group. Percentages of less than one percent have been omitted. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse, and the individual or entity has sole voting and investment power as to shares shown or, in the case of the individual, such power is shared with the individual's spouse. The options referred to in the footnotes to the table are currently exercisable or exercisable within 60 days after July 23, 1998.

     Certain of the shares listed below are deemed to be owned beneficially by more than one stockholder under the applicable rules of the Securities and Exchange Commission (the "Commission"). Accordingly, the sum of the ownership percentages listed exceeds 100%.

                                                                   AMOUNT OF          PERCENT
                                                              BENEFICIAL OWNERSHIP    OF CLASS
                                                              --------------------    --------
OVER 5% STOCKHOLDERS
  Robert J. Simon(1)(2)(3)(5)(7)............................       1,518,172              54.1%
  Barbara M. Henagan(1)(2)(3)(6)............................       1,508,524              53.9%
  Bradford Venture Partners, L.P.(1)(2).....................         753,086              26.9%
  Overseas Private Investor Partners(3)(4)(8)...............         753,086              26.9%
OTHER DIRECTORS
  James L. Rooney(10).......................................          66,667               2.3%
  Harvey S. Share...........................................              --                --
  Brian Kelly(9)............................................           6,000                 *
  Michael S. Mathews(5).....................................          20,880                 *
OTHER NAMED EXECUTIVE OFFICERS

  Marc O. Woontner..........................................              --                --
  Joseph T. Webb(11)........................................          21,000                 *
Directors and executive officers as a group (7
  persons)(1)(12)...........................................       1,632,719              56.3%

---------------
  *  less than 1%.

 (1) The amounts shown for Mr. Simon and Ms. Henagan include the shares owned of record by Bradford Venture Partners, L.P. ("BVP"), as to which they may be deemed to share beneficial ownership due to their having voting and dispositive power over such shares. Bradford Associates, a general partnership of which such three persons are the partners, is the sole general partner of BVP and, as such, holds a 1% interest in that partnership.

 (2) The address of the stockholder is 44 Nassau Street, Princeton, New Jersey 08542.

 (3) The amounts shown for Mr. Simon and Ms. Henagan include the shares owned of record by Overseas Private Investor Partners ("OPIP"), as to which each may be deemed, to share beneficial ownership due to having voting power over such shares. Mr. Simon serves as Chairman of the Board of Directors of the corporation that acts as the managing partner of OPIP. Bradford Associates holds a 1% partnership interest in OPIP, which may increase upon the satisfaction of certain contingencies related to the overall performance of OPIP's investment portfolio, and also acts as an investment advisor for OPIP.

 (4) OPIP holds Class A Common Stock of the Company. Class A Common Stock is not entitled to vote on any matters except as a separate class on any amendment to the Company's Certificate of Incorporation adversely effecting OPIP's rights. The Class A Common Stock is substantially equivalent to the Common Stock except for voting rights and the fact that Class A Common Stock is convertible into Common Stock at any time on a one-for-one basis. Therefore, OPIP is deemed to be a beneficial owner of the Common Stock for purposes of the ownership table and, accordingly, the ownership percentages of Mr. Simon, Ms. Henagan and OPIP reflect OPIP's stock ownership as if the Class A Common Stock was converted into Common Stock. OPIP is the sole holder of Class A Common Stock of the Company.

 (5) The amount shown includes 10,000 shares that may be acquired under options that are currently exercisable.

 (6) The amount shown for Ms. Henagan includes 2,352 shares that she owns of record as trustee under two trusts for the benefit of two relatives of Ms. Henagan.

 (7) The stockholder is also a director of the Company.

 (8) The address of the stockholder is Clarendon House, Church Street, Hamilton 5-31, Bermuda.

 (9) The amount shown consists of 6,000 shares that may be acquired under options that are currently exercisable.

(10) The amount shown consists of 66,667 shares that may be acquired under options that are currently exercisable or exercisable within 60 days.

(11) The amount shown includes 9,000 shares that may be acquired under options that are currently exercisable.

(12) The amount shown includes 101,667 shares that may be acquired under options that are currently exercisable or exercisable within 60 days.

                      NOMINATION AND ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Board of Directors will consist of one to twelve directors, as determined from time to time by resolution of the Board. The Board has fixed the number of directors at five, all of whom are to be elected at the 1998 Annual Meeting. Each director elected will serve until the 1999 Annual Meeting and until a successor has been elected and qualified or until the director's earlier resignation or removal. Each nominee has consented to be named in this Proxy Statement and to serve if elected.

     If any nominee becomes unavailable for any reason or if a vacancy occurs for any other reason before the election (which events are not anticipated), the shares represented by the enclosed proxy may be voted for such other person as may be determined by the holders of such proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR DIRECTOR.

NOMINEES

     The persons nominated to be directors of the Company are listed below. All of the nominees listed below are currently directors of the Company. Mr. Simon and Mr. Mathews have been directors of the Company since 1990. Mr. Kelly became a director in July 1995. Mr. Rooney became a director in September 1997 and Mr. Share became a director in July 1998.

       NAME         AGE        POSITIONS WITH THE COMPANY
       ----         ---        --------------------------
Robert J. Simon     39    Chairman of the Board of Directors
James L. Rooney     61    Chief Executive Officer, President
                          and Director
Michael S. Mathews  57    Director
Brian Kelly         55    Director
Harvey S. Share     66    Director

     ROBERT J. SIMON -- Mr. Simon has been Chairman of the Board of Directors of HoloPak Technologies since May 1992 and director since 1990. Mr. Simon has been a Senior Managing Director of Bradford Ventures Ltd., a private investment firm, since 1992 and a general partner of Bradford Associates since 1989, having joined the firm in 1984. Mr Simon is Chairman of the Board or Director of numerous public and private companies, including Ampco Metal Inc., Overseas Private Investors Ltd., Overseas Equity Investors Ltd., Paramount Cards Inc. and Tufco Technologies, Inc.

     JAMES L. ROONEY -- Mr. Rooney became Chief Executive Officer of the Company on September 1, 1997. Mr. Rooney became a director in September 1997. Mr. Rooney brings 38 years of experience in the paper and film coating and converting industry. He was most recently Senior Vice President at Rexam Inc., Coated Products Group from 1994-1996. In 1993, he was President of Release International, a Rexam Inc. company and from 1984-1993 he was President of H.P. Smith Inc., a division of Specialty Coatings International, formerly James River Corp.

     BRIAN KELLY -- Mr. Kelly has been a director since June 1995 and has been President of Delafoil, Inc., a manufacturer of metal components for the electronics industry since March 1995. From March 1994 to March 1995, Mr. Kelly was President of Waverly Partners, Inc., a private investment firm. From September 1989 to March 1994, Mr. Kelly was President of Fitchburg Coded Products, a manufacturer of coated and laminated products.

     MICHAEL S. MATHEWS -- Mr. Mathews has been a director since 1990 and has been a managing director of Westgate Capital Co., a private investment firm, since January 1993. From 1989 through January 1993, Mr. Mathews was a managing director of Bradford Ventures Ltd., a private investment firm and prior to such time, he was the President of DnC Capital Corporation, a merchant banking and investment firm, for more than five years. Mr. Mathews served as Chairman of the Board of Directors from January 1990 through May 1992. Mr. Mathews is also a director of Petroleum Geo-Services A/S.

     HARVEY S. SHARE -- Mr. Share became a director in July 1998. Mr. Share is the former President and Chairman of Bobst Group Inc., one of the world's largest manufacturers and suppliers of folding carton, corrugated and flexible packaging converting and printing equipment. Mr. Share retired from Bobst Group Inc. at the end of 1996. Mr. Share is a consultant to the packaging and printing equipment industry. Mr. Share is a member of a number of industry and professional associations.

GENERAL INFORMATION ABOUT BOARD OF DIRECTORS

     There were four regular meetings of the Board of Directors in the 1998 fiscal year. During this period, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of the Board held during the period for which such incumbent was a director, and (2) the total number of meetings held by all committees of the Board on which such incumbent served.

     Directors of the Company who are not full time employees of the Company or its operating subsidiaries receive $1,500 for each meeting attended, as well as an annual retainer of $5,000. In addition, upon election to the Board at the Annual Meeting, each non-employee director shall receive an option to acquire 2,000 shares of Common Stock under the Company's 1993 Non-Qualified Stock Option Plan. The Board of Directors has several committees, including an Executive Committee, a Compensation Committee and an Audit Committee, but it does not have a Nominating Committee.

     The Executive Committee consists of Messrs. Mathews, Simon and Rooney. The Executive Committee may exercise all of the authority of the Board of Directors in the business and affairs of the Company with certain exceptions. The Executive Committee is intended to serve in the event action must be taken by the Board of Directors at a time when convening a meeting of the entire Board is not feasible. The Executive Committee met twice during fiscal 1998.

     The Board of Directors established the Compensation Committee, consisting of Messrs. Mathews and Simon in May 1993. Neither member of the Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries. The Committee is responsible for developing and administering the Company's executive compensation policies, plans and programs. The Compensation Committee is also the Plan Administrator of the Company's 1993 Non-Qualified Stock Option Plan. The Compensation Committee met once during fiscal 1998.

     During fiscal 1998, the Audit Committee consisted of two non-employee directors, who have since resigned from the Board of Directors. The Audit Committee presently consists of Messrs. Kelly and Share. The Audit Committee meets with the Company's independent auditors and with the appropriate corporate officers for the purposes of reviewing matters relating to the corporate financial reporting and accounting procedures and policies of the Company and its subsidiaries and reporting thereon to the Board of Directors. The Audit Committee also recommends to the Board the appointment of the Company's independent auditors, subject to ratification by the stockholders at the Annual Meeting. The Audit Committee held one meeting during fiscal 1998.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

     The Board of Directors at its meeting on May 15, 1998, appointed the firm of Deloitte & Touche LLP as independent public accountants to audit the books, records and accounts of the Company for fiscal year ending March 31, 1999. This firm audited the Company's books for fiscal year ended March 31, 1998 and has no ownership interest in the Company.

     A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions at the Annual Meeting. If the stockholders do not ratify the appointment of this firm, the selection of another firm of independent public accountants will be considered by the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT PUBLIC ACCOUNTANTS.

                             EXECUTIVE COMPENSATION

     The following table sets forth the total compensation of the chief executive officer, the other three most highly compensated executive officers of the Company or its subsidiaries for the fiscal year ended March 31, 1998 and the total compensation earned by such individual for the Company's two previous fiscal years. The Company's business is conducted primarily through its two major operating subsidiaries, Transfer Print Foils, Inc. and Alubec Industries, Inc.

                                               ANNUAL                  LONG-TERM
                                            COMPENSATION             COMPENSATION
                                         -------------------    -----------------------
                                                                   AWARDS
                                                                ------------
                                                                 SECURITIES                 ALL OTHER
                                         FISCAL                  UNDERLYING      BONUS     COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR    SALARY ($)    OPTIONS (#)       ($)          ($)
      ---------------------------        ------   ----------    -----------      -----     ------------
James L. Rooney........................   1998     $102,456       100,000            --          --
  President and Chief Executive
     Officer(2)                           1997           --            --            --          --
                                          1996           --            --            --          --

Marc O. Woontner.......................   1998      180,949            --            --         935(1)
  Vice President, Sales & Marketing       1997      120,480            --            --         750(1)
                                          1996      119,630            --            --         750(1)

Joseph T. Webb.........................   1998      119,718            --            --         935(1)
  Vice President(3)                       1997      120,569         9,000            --         750(1)
                                          1996       48,077            --            --          --

David W. Jaffin........................   1998      140,227        15,000            --          --
  Chief Financial Officer(4)              1997      129,616        10,500            --         750(1)
                                          1996      185,000            --            --         750(1)

---------------
(1) Represents the Company's contribution to the account of the executive officer under the Company's profit-sharing plan. The allocations in each year are based on the previous year's contributions by the Company to the plan.

(2) Mr. Rooney was hired by the Company as of September 1997.

(3) Mr. Webb was hired by the Company as of November 1, 1995.

(4) Mr. Jaffin resigned from the Company as of May 1, 1998.

     The table below sets forth certain information regarding option grants to the Named Executive Officers during the fiscal year ended March 31, 1998.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                       POTENTIAL REALIZABLE
                                                                                         VALUE AT ASSUMED
                                                                                          ANNUAL RATES OF
                                                                                            STOCK PRICE
                                                                                         APPRECIATION FOR
                                 INDIVIDUAL GRANTS                                        OPTION TERM (1)
------------------------------------------------------------------------------------   ---------------------
            (A)                   (B)            (C)            (D)          (E)          (F)         (G)

                                              % OF TOTAL
                               NUMBER OF     OPTIONS/SARS
                               SECURITIES     GRANTED TO
                               UNDERLYING     EMPLOYEES     EXERCISE OR
                              OPTIONS/SARS    IN FISCAL     BASE PRICE    EXPIRATION
            NAME              GRANTED (#)        YEAR         ($/SH)         DATE       5% ($)      10% ($)
----------------------------    -------       ---------      ---------    ----------   --------    --------
James L. Rooney.............    100,000           81.3%      $    3.25     9/26/2007   $163,668    $453,123
David W. Jaffin.............     15,000           12.2%      $    3.25     9/26/2007   $ 24,550    $ 67,968

---------------
(1) Based on the closing price of the Common Stock of $3.00, as reported on the Nasdaq National Market System on March 31, 1998, net of the exercise price.

     The table below sets forth certain information regarding the number and value of unexercised options held by the Named Executive Officers at March 31, 1998. No options were exercised during the fiscal year ended March 31, 1998 and none of the options were in-the-money at March 31, 1998.

                    AGGREGATED FISCAL YEAR END OPTION VALUES

                                                                       NUMBER OF
                                                                      UNEXERCISED
                                                                       OPTIONS AT
                                                                     MARCH 31, 1998
                                                              ----------------------------
                            NAME                              UNEXERCISABLE    EXERCISABLE
                            ----                              -------------    -----------
James L. Rooney.............................................     66,666          33,334
Marc O. Woontner............................................     75,453              --
Joseph T. Webb..............................................         --           9,000
David W. Jaffin.............................................         --          50,500

EMPLOYMENT AGREEMENTS

     In September 1997, the Company and Transfer Print entered into an employment agreement with James L. Rooney, which expires in February 1999. In April 1998 the agreement was modified to reduce Mr. Rooney's participation in the daily management of the Company due to personal family matters and reduce his compensation accordingly. In December 1995, the Company and Transfer Print entered into an employment agreement with Joseph T. Webb. The terms of the employment agreements are substantially the same except for the base salary for each employee. The employment agreement with Mr. Webb had an initial term of two years, expiring December 13, 1997, with successive one-year renewal terms unless terminated by either party. If an employee's employment is terminated with cause, or as a result of his death or disability, the Company's obligation to compensate the employee under the employment agreement is also terminated. If an employee is terminated without cause, the Company is obligated to compensate the employee for the remaining term of the agreement. The employment agreements with Mr. Rooney and Mr. Webb specify that they are prohibited from competing with the Company if terminated under certain circumstances for the greater of (x) the period in which any compensation is made to Mr. Rooney or Mr. Webb pursuant to the employment agreement or (y) one year.

     The employment agreements provide for the following minimum salaries for the two individuals named above: James Rooney ($100,000), Joseph T. Webb ($140,000). Mr. Rooney's and Mr. Webb's employment agreements provide for a bonus salary based on the percentage of budget achievement within the parameters of a maximum bonus of 50% for a budget achievement of 120% and no bonus if the budget achievement is less than 80%.

     Notwithstanding anything to the contrary, the following report of the Compensation Committee and the performance graph on page 11 shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                         COMPENSATION COMMITTEE REPORT

     The Company established a Compensation Committee consisting of two directors, Michael S. Mathews and Robert J. Simon, at its May 1993 meeting. The Compensation Committee determines the compensation of the executive officers, including the chief executive officer of the Company.

     The Company's compensation policies, plans and programs, as developed and implemented by the Compensation Committee, seek to maintain the high level of technical expertise necessary to ensure profitability, to attract and retain professional management and to motivate the executive officers to perform to the full extent of their capabilities.

     The Committee, as Plan Administrator of the Company's 1993 Non-Qualified Stock Option Plan, will continue to use stock options as an additional incentive to employees. The objective of the stock option plan is to align senior management and stockholder long term interests. Individual grants under the stock option plan are based on individual performance.

                             Compensation Committee
                               Michael S. Mathews
                                Robert J. Simon

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. Simon and Mathews serve on the Company's Compensation Committee. Mr. Simon currently is a general partner of Bradford Associates.

     The Company entered into an agreement with Bradford Associates in February 1990 that was restated in October 1991 under which Bradford Associates will provide various financial consulting services to the Company for ten years. After the initial term, the agreement will be automatically renewed for successive one-year terms unless terminated by either party at the end of the ten-year term. Under this agreement, Bradford Associates provided consulting services to the Company in connection with its initial public offering in September 1991, the restructuring of its long term debt, and the acquisition by the Company of Alubec Industries, Inc. completed in March 1993. The Company is obligated to pay Bradford Associates a monthly fee of $16,667 under the agreement, plus reasonable out-of-pocket expenses. During the year ended March 31, 1998, the Company paid Bradford Associates $200,000.

                              CERTAIN TRANSACTIONS

     Under an Environmental Indemnification Agreement that the Company entered into with Robert Coghan, William Luzzi and Wayne Parker when it acquired Transfer Print in January 1990, the Company is indemnified for certain environmental liabilities for claims made prior to January 4, 1993. The maximum indemnity under such agreement is $950,000 plus the greater of the aggregate value of the shares of Common Stock owned by Harry Parker (which value the Company believes to be $0 as of March 31, 1998), as determined when a claim or claims are paid, or $4 million. Under this agreement, the Company has been reimbursed for claims totaling $1,061,000, and was reimbursed $116,000 during the year ended March 31, 1998. The Company has outstanding claims under the agreement that were made prior to January 4, 1993 for which the Company will be reimbursed in the fiscal year ending March 31, 1999.

                         COMPARATIVE PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock with the cumulative total stockholder return of (i) the Nasdaq Stock Market (U.S.) Index (the "Nasdaq Index"), and (ii) a peer group of companies selected by the Company for purposes of the comparison and described more fully below (the "Peer Group"), assuming an investment of $100 on March 31, 1993 in each of the Common Stock of the Company, the Nasdaq Index stocks and the Peer Group stocks. The graph assumes dividend reinvestment and, with respect to companies in the Peer Group, the returns of each such company have been weighted at each measurement point to reflect relative stock market capitalization. The graph commences as of March 31, 1993.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                        AMONG THE COMPANY, NASDAQ INDEX
                                 AND PEER GROUP

        MEASUREMENT PERIOD               HOLOPAK          NASDAQ MARKET     CUSTOMER SELECTED
      (FISCAL YEAR COVERED)         TECHNOLOGIES INC.         INDEX            STOCK LIST
3/31/93                                     100                 100                 100
3/31/94                                  105.13              115.57              108.85
3/31/95                                    64.1              122.61              111.16
3/29/96                                   39.74              164.91              114.26
3/31/97                                   25.64               184.5              138.84
3/31/98                                   30.77              278.82              187.98

     The Peer Group is comprised of the Company and six other companies:
American Banknote Corp. (formerly known as United States Banknote); Cfc International Inc.; Foilmark Inc.; Outlook Group Corp.; Shorewood Packaging Corp.; and W.H. Brady Co.

                                CERTAIN FILINGS

     Section 16(a) of the Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and stockholders owning more than ten percent of the Common Stock are required by regulation under the Exchange Act to furnish the Company with copies of all Section 16(a) forms they file.

     On September 26, 1997, the Company granted an option to purchase 2,000 shares of Common Stock to each of the following directors: Robert J. Simon, Brian Kelly, Michael S. Mathews and John J. Collins. As of such date, these options were fully vested and were exercisable at an exercise price of $3.50 per share. In addition, the Company granted, on the same date, 100,000 options at an exercise price of $3.25 to its Chief Executive Officer and President, James L. Rooney. These options vest over an 18 month period. The Company also granted on September 26, 1997, 15,000 options at an exercise price of $3.25 to its then Chief Financial Officer, David W. Jaffin. These options were fully vested at the grant date. All of the options granted on September 26, 1997 expire on September 26, 2007. The granting of these options inadvertently was not reported in a timely manner on Form 5 for such directors and executive officers for the fiscal year ended March 31, 1998.

     Except as previously described, to the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and, written representations that no other reports were required, during the fiscal year ended March 31, 1998 all Section 16(a) filing requirements applicable to its officers, directors and more than ten percent beneficial owners were complied with.

                                 OTHER MATTERS

     The Board of Directors knows of no other matter which will be presented at the Annual Meeting for action by the stockholders. However, if other matters properly come before the Annual Meeting, or any adjournment thereof, it is intended that the proxies will be voted according to the best judgment of the person authorized to act by the proxies. If the enclosed proxy is properly executed and returned prior to voting at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of such instructions, the shares will be voted for the nominees of the Company in the election of directors for the proposal to ratify the appointment of the Company's independent accountants.

     The expense of this solicitation will be paid by the Company. If necessary, some of the officers of the Company and regular employees of Transfer Print may solicit proxies personally or by telephone.

     Further information regarding the Company is set forth in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1998, which has been filed with the Commission. The Form 10-K (including financial statements and schedules, but without exhibits) may be obtained free of charge by writing to: HoloPak Technologies, Inc., 9 Cotters Lane, East Brunswick, New Jersey 08816. Copies of Exhibits to the Form 10-K will be furnished upon request and the payment of a reasonable fee.

     A copy of the Company's 1998 Annual Report to Stockholders, which includes financial statements, is being transmitted herewith, but does not form a part of the proxy solicitation materials.

"Stockholder Proposals For the 1999 Annual Meeting"

     Stockholders are reminded that proposals of stockholders intended to be presented at the Company's next Annual Meeting of Stockholders in 1999 must be received by the Company for inclusion in its Proxy Statement and form of proxy relating to that Annual Meeting by April 15, 1999.

     The Board of Directors will appreciate the prompt return of the enclosed proxy, dated and signed. You may revoke your proxy before it is exercised by giving written notice to the Secretary of the Company, and you may vote in person if you attend the Annual Meeting.

PROXY                                                                      PROXY
                           HOLOPAK TECHNOLOGIES, INC.
               ANNUAL MEETING OF STOCKHOLDERS, SEPTEMBER 25, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints ROBERT J. SIMON and ARTHUR KARMEL, and each of them, jointly and severally, proxies, with full power of substitution, to vote, as designated below and on the reverse side hereof, all shares of Common Stock which the undersigned is entitled to vote on the election of directors, the proposal on the reverse side hereof and on all other matters which may come before the 1998 Annual Meeting of Stockholders of HoloPak Technologies, Inc. or any adjournment thereof.

    The shares represented by this Proxy, duly executed, will be voted. If instructions are given in the spaces below and on the reverse side hereof, the shares will be voted in accordance therewith; if instructions are not given, the shares will be voted for the election of the directors named in Proposal 1 below and in favor of Proposal (2) set forth on the reverse side hereof.

1. ELECTION OF DIRECTORS.    FOR all nominees listed [ ]       WITHHOLD AUTHORITY to vote for [ ]
                             (except as marked to              all nominees listed below
                             the contrary)

    (Robert J. Simon, James L. Rooney, Brian Kelly, Michael S. Mathews and Harvey S. Share)

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
              LINE THROUGH THAT NOMINEE'S NAME IN THE LIST ABOVE.)

                                    (Continued and to be signed on reverse side)

2. PROPOSAL TO RATIFY THE SELECTION OF DELOITTE & TOUCHE LLP.
    FOR [ ]          AGAINST [ ]          ABSTAIN [ ]

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                                                   Dated:

--------------------------------------------------------------------------, 1998

                                               ---------------------------------
                                                                          [SEAL]
                                               Signature

                                               ---------------------------------
                                               Signature if held jointly